UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 4, 2015

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(855) 449-9642

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Our investors and others should note that we currently announce material information to our investors using SEC filings, press releases, public conference calls, webcasts and social media. We use these channels as well as the Investor Relations page of the company’s at website at http://investor.zynga.com to announce information about the company, games, employees and other issues. Given SEC guidance regarding the use of websites and social media to announce material information to investors, we are notifying investors, the media, its players and others interested in the company that in the future, we might choose to communicate material information via the Investor Relations Page of the company’s website and social media channels. It is possible that the information we post on the Investor Relations Page of the company’s website or the social media channels could be deemed to be material information. Therefore, in light of the SEC’s guidance, we encourage investors, the media, our players and others interested in our company to review the information we post on the Investor Relations page of the company’s website at http://investor.zynga.com and the U.S. social media channels listed below.

Zynga Facebook Page (https://www.facebook.com/zynga)

Zynga Twitter Feed (https://twitter.com/zynga)

Zynga Company Blog (http://blog.zynga.com)

Any updates to the list of social media channels we will use to communicate material information will be posted on the Investor Relations page of the company’s website at http://investor.zynga.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: August 4, 2015	By:	/s/ Devang Shah
Devang Shah
General Counsel, Secretary and Vice President